UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 4, 2004

GenCorp Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-01520	34-0244000
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95670
(Address of Principal Executive Offices)	(Zip Code)

P.O. Box 537012, Sacramento, California	95853-7012
(Mailing Address)	(Zip Code)

Registrant’s telephone number, including area code (916) 355-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

     In this current report, GenCorp Inc. (the Company) revises information it has previously reported in its Annual Report on Form 10-K for the year ended November 30, 2003 to address the reclassification of certain operating segments as discontinued operations.

     The reclassifications reflect the Company’s decisions to sell its GDX Automotive and Fine Chemicals businesses. As of the period described below, the Company has accounted for these operations as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

     As a result of the adoption, in the Company’s second quarter ended May 31, 2004 of definitive plans to dispose of the GDX Automotive business and the adoption in the Company’s third quarter ended August 31, 2004 of definitive plans to dispose of the Fine Chemicals business, the Company was required to report the financial results of these two segments as discontinued operations for all periods presented beginning with the filing of the Quarterly Report on Form 10-Q for the quarter ended May 31, 2004 for the GDX Automotive business and the filing of the Quarterly Report on Form 10-Q for the quarter ended August 31, 2004 for the Fine Chemicals business.

     This current report reflects these changes and their impact upon Item 6, Selected Financial Data; Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations; Item 7A, Quantitative and Qualitative Disclosures about Market Risk; and Item 8, Financial Statements and Supplementary Data; as originally reported in the Company’s Annual Report on Form 10-K for the year ended November 30, 2003. These changes have been made to maintain conformity to the reporting format presented in the Company’s Form 10-Q for the quarter ended August 31, 2004. Certain reclassifications of amounts reported in prior periods have been made to conform with the current presentation.

Item 9.01 Financial Statements and Exhibits

Exhibits.
23.1	Consent of Independent Registered Public Accounting Firm

99.1	Financial Statements and schedules comprising Items 6, 7, 7A and 8 of the Company’s Annual Report on Form 10-K as of November 30, 2003 and 2002 and for the three years ended November 30, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCORP INC.>
Date: November 4, 2004	/s/ MARK A. WHITNEY Mark A. Whitney Vice President, Law; Deputy General Counsel and Assistant Secretary

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